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                             ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Western Wireless Corporation's previously filed Registration Statements, File No. 333-10421 and File No. 333-18137.

                                                 /s/ Arthur Andersen LLP

Seattle, Washington,
  March 31, 1997